UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2025

Hess Midstream LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street

Houston, Texas 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Unit Repurchase Agreement

On August 4, 2025, Hess Midstream LP, a Delaware limited partnership (the “Company”), Hess Midstream Operations LP, a Delaware limited partnership and a subsidiary of the Company that holds all of the Company’s operating assets (“HESM OpCo” and, together with the Company, the “Partnership Entities”), and Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”) and an indirect, wholly owned subsidiary of Chevron Corporation (“Chevron”), entered into a Unit Repurchase Agreement (the “Repurchase Agreement”) pursuant to which HESM OpCo agreed to purchase from HINDL 695,894 Class B units representing limited partner interests in HESM OpCo (“Class B Units” and such Class B Units subject to the Repurchase Agreement, the “Subject Units”) for an aggregate purchase price of approximately $30 million (the “Repurchase Transaction”). The purchase price per Class B Unit is $43.11, the closing price of the Class A shares representing limited partner interests in the Company (“Class A Shares”) on August 4, 2025. Pursuant to the terms of the Repurchase Agreement, immediately following the purchase of the Subject Units from HINDL, HESM OpCo will cancel the Subject Units, and the Company will cancel, for no consideration, an equal number of Class B shares representing limited partner interests in the Company held by HINDL, in accordance with Section 5.5(e) of the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 16, 2019.

The terms of the Repurchase Agreement were unanimously approved by the Board of Directors (the “Board”) of Hess Midstream GP LLC (“GP LLC”), the general partner of Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), and the Conflicts Committee of the Board (the “Conflicts Committee”) consisting solely of independent directors. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Repurchase Agreement and the Repurchase Transaction.

HINDL made customary representations and warranties in the Repurchase Agreement, including, among others, representations and warranties as to its organization, authorization to enter into the Repurchase Agreement, ownership of the Subject Units and necessary consents and approvals. Each of the Partnership Entities also made customary representations and warranties in the Repurchase Agreement, including, among others, representations and warranties as to their organization, authorization to enter into the Repurchase Agreement and necessary consents and approvals.

The Repurchase Agreement provides that the closing of the Repurchase Transaction is subject to the satisfaction or waiver of customary closing conditions. The Repurchase Agreement also provides for certain termination rights for both the Partnership Entities and HINDL, including if the Repurchase Transaction is not consummated on or before August 18, 2025 or if there is a material breach of the terms of the Repurchase Agreement that cannot be cured by such date. The Repurchase Transaction is expected to close on August 8, 2025.

The above description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Repurchase Agreement has been included to provide investors with information regarding its terms. The document is not intended to provide any other factual information about the Company, HESM OpCo, or HINDL. The representations, warranties and covenants contained in the Repurchase Agreement are being made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement, made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Relationships

The Company is managed and controlled by GP LLC. GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP”), and HIP GP is owned 100% by HINDL. As a result, certain individuals, including officers and directors of Chevron, HINDL, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities.

Item 7.01.	Regulation FD Disclosure.

On August 5, 2025, the Company issued a news release announcing the Repurchase Transaction and entry into the ASR Agreement (as defined below).

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On August 4, 2025, following approval of the Board, the Company entered into an accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, National Association (the “Counterparty Bank”), to repurchase an aggregate of $70 million (the “Repurchase Price”) of Class A Shares (the “ASR Agreement”).

Pursuant to the terms of the ASR Agreement, the Company paid the Repurchase Price to the Counterparty Bank and will receive an initial delivery of 1,136,627 Class A Shares (which represents an aggregate value of 70% of the Repurchase Price based on the closing price of the Class A Shares on August 4, 2025). The exact total number of shares to be repurchased under the ASR Agreement will be based generally on the average of the daily volume-weighted average prices of the Class A Shares during the term of the ASR transaction, subject to adjustments pursuant to the terms and conditions of the ASR Agreement. The Class A Shares repurchased under the ASR Agreement will be cancelled following settlement thereof. Upon final settlement of the ASR transaction, the Company may be entitled to receive additional Class A Shares from the Counterparty Bank or, under certain circumstances, the Company may be required to deliver Class A Shares or make a cash payment, at its option, to the Counterparty Bank.

The ASR Agreement is scheduled to terminate in September 2025. The Company funded the Repurchase Price with borrowings under its existing revolving credit facility.

Cautionary Statement Relevant to Forward-Looking Information

This Current Report on Form 8-K includes forward-looking statements regarding future events. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. For a further discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and in other filings made by the Company with the Securities and Exchange Commission. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if new information becomes available.

Item 9.01.	Exhibits

10.1	Unit Repurchase Agreement, dated as of August 4, 2025, by and among Hess Midstream LP, Hess Midstream Operations LP and Hess Investments North Dakota LLC.

99.1	News Release Announcing the Repurchase Transaction

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: August 6, 2025	By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Executive Officer